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                                  United States

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF EARLIEST EVENT REPORTED: JANUARY 1, 2002


                         COMMISSION FILE NUMBER 1-14380



                           CITGO PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)



             DELAWARE                                   73-1173881
             --------                                   ----------
  (State or other jurisdiction of                  (I. R. S. Employer
   incorporation or organization)                  Identification No.)



     ONE WARREN PLACE, 6100 SOUTH YALE AVENUE, TULSA, OKLAHOMA 74136
    (Address of principal executive office)                (Zip Code)



                                (918) 495-4000
              (Registrant's telephone number, including area code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On January 1, 2002, PDV America, Inc. ("PDVA"), the parent company of CITGO Petroleum Corporation ("CITGO"), made a contribution to the capital of CITGO of all of the common stock of PDVA's wholly-owned subsidiary, VPHI Midwest, Inc. ("VPHI"). No additional shares of the capital stock of CITGO were issued in connection with the contribution. Effective January 1, 2002, the accounts of VPHI were included in the consolidated financial statements of CITGO at the historical carrying value of PDVA's investment in VPHI. CITGO will record the effects of this transaction in a manner similar to "pooling-of-interests" accounting.

     The principal asset of VPHI is a petroleum refinery owned by its wholly-owned subsidiary, PDV Midwest Refining L.L.C., located in Lemont, Illinois. CITGO has operated this refinery and purchased substantially all of its primary output, consisting of transportation fuels and petrochemicals, since May 1997. CITGO plans to continue to operate the refinery as a source of supply for transportation fuels and petrochemicals.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of the business acquired. The required financial statements of VPHI will be filed by amendment as soon as practicable, but in any event, not later than 60 days after the date of this report.

     (b) Pro forma financial information. The required pro forma financial information will be filed by amendment as soon as practicable, but in any event, not later than 60 days after the date of this report.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           CITGO PETROLEUM CORPORATION


      Date: January 16, 2002                     /s/   LARRY E. KRIEG
                                           -------------------------------------
                                                       Larry E. Krieg
                                           Controller (Chief Accounting Officer)



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